EXHIBIT 10.101.4















                              AMENDED AND RESTATED
                            LIMITED LIABILITY COMPANY
                             OPERATING AGREEMENT OF
                          UNITED APPAREL VENTURES, LLC

                         EFFECTIVE AS OF OCTOBER 1, 2002

                                TABLE OF CONTENTS


ARTICLE I - - DEFINITIONS OF TERMS..........................................   1
----------------------------------


ARTICLE II - - INTRODUCTORY MATTERS.........................................   5
-----------------------------------

    2.1       Business of LLC...............................................   5
    ---       ----------------
    2.2       Laws Governing the Agreement..................................   6
    ---       -----------------------------
    2.3       Term..........................................................   6
    ---       -----
    2.4       Principal Place of Business...................................   6
    ---       ----------------------------
    2.5       Agent for Service of Process..................................   6
    ---       -----------------------------
    2.6       Required Maintenance of Records in California.................   6
    ---       ----------------------------------------------
    2.7       Records Subject to Inspection.................................   7
    ---       ------------------------------
    2.8       Foreign Qualification.........................................   7
    ---       ----------------------
    2.9       Commencement of Operations....................................   7
    ---       ---------------------------

ARTICLE III - - MEMBERS, CAPITAL CONTRIBUTIONS, ALLOCATIONS.................   7
-----------------------------------------------------------

    3.1       Initial Capital Contributions to the LLC......................   7
    ---       -----------------------------------------
    3.2       Use of Proceeds...............................................   7
    ---       ----------------
    3.3       Interests.....................................................   8
    ---       ----------
    3.4       Status of Capital Contributions...............................   8
    ---       --------------------------------
    3.5       Financing and Additional Capital..............................   8
    ---       ---------------------------------
    3.6       Capital Accounts..............................................   9
    ---       -----------------
    3.7       Return of Capital Contributions...............................  10
    ---       --------------------------------
    3.8       No Management.................................................  10
    ---       --------------

ARTICLE IV - - REPRESENTATIONS AND WARRANTIES...............................  10
---------------------------------------------

    4.1       Representations and Warranties of TAG MEX.....................  10
    ---       ------------------------------------------
    4.2       Representations and Warranties of Azteca......................  12
    ---       -----------------------------------------

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS...................................  14
-----------------------------------------

    5.1       Allocations of Profits and Losses.............................  14
    ---       ----------------------------------
    5.2       Time of Allocation............................................  14
    ---       -------------------
    5.3       Distributions of Distributable Cash...........................  14
    ---       ------------------------------------
    5.4       Limitations on Distributions..................................  15
    ---       -----------------------------
    5.5       Amounts Withheld..............................................  15
    ---       -----------------
    5.6       Tax Allocations; Section 704(c) of the Code...................  15
    ---       --------------------------------------------


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ARTICLE VI - - MANAGEMENT OF THE LLC, CONTROL OF THE BUSINESS, OFFICERS.....  16
-----------------------------------------------------------------------

    6.1       Management of the LLC and Election of the Managers............  16
    ---       ---------------------------------------------------
    6.2       Powers of the Managers........................................  16
    ---       -----------------------
    6.3       Managers as Agents of the LLC.................................  17
    ---       ------------------------------
    6.4       Acts of the Managers as Conclusive Evidence of Authority......  17
    ---       ---------------------------------------------------------
    6.5       Officers......................................................  17
    ---       ---------
    6.6       Limitations on Liability of the Managers and Officers.........  19
    ---       ------------------------------------------------------
    6.7       Other Activities of the Members and Managers Permitted........  19
    ---       -------------------------------------------------------
    6.8       Transactions Between the LLC and the Managers and Members.....  19
    ---       ----------------------------------------------------------
    6.9       Devotion of Time..............................................  20
    ---       -----------------
    6.10      Increase in Number of Authorized Managers; Election...........  20
    ----      ----------------------------------------------------

ARTICLE VII - - MEETINGS....................................................  20
------------------------

    7.1       Meetings of the Members.......................................  20
    ---       ------------------------
    7.2       Meetings of the Managers......................................  21
    ---       -------------------------

ARTICLE VIII - - TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTERESTS,
-----------------------------------------------------------------
ECONOMIC INTERESTS AND RIGHTS...............................................  21
-----------------------------

    8.1       Transfer and Assignment of Membership Interests or Economic
    ---       -----------------------------------------------------------
              Interests.....................................................  21
              ---------
    8.2       Further Restrictions on Transfer of Membership Interests......  21
    ---       ---------------------------------------------------------
    8.3       Substitution of Members After Transfer of Membership Interest.  21
    ---       --------------------------------------------------------------
    8.4       Effective Date of Permitted Transfers.........................  22
    ---       --------------------------------------
    8.5       Effect of Transfers of Economic Interest......................  22
    ---       -----------------------------------------
    8.6       Consequences of Pledge or Grant of Security Interest..........  22
    ---       -----------------------------------------------------

ARTICLE IX - - ADDITIONAL AGREEMENTS........................................  22
------------------------------------

    9.1       Noncompetition................................................  22
    ---       ---------------
    9.2       Management Fee................................................  23
    ---       ---------------
    9.3       Replacement of Credit Facility................................  23
    ---       -------------------------------
    9.4       Sourcing Production Allocation................................  23
    ---       -------------------------------

ARTICLE X - - DISSOLUTION AND WINDING UP....................................  23
----------------------------------------

    10.1      Conditions of Dissolution.....................................  23
    ----      --------------------------
    10.2      Order of Payment of Liabilities Upon Dissolution..............  24
    ----      -------------------------------------------------
    10.3      Limitations on Payments Made on Dissolution...................  24
    ----      --------------------------------------------
    10.4      Liquidation...................................................  24
    ----      ------------
    10.5      Termination of Covenants......................................  24
    ----      -------------------------


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


ARTICLE XI - - BOOKS AND RECORDS, FISCAL YEAR, ACCOUNTING; BANKING; REPORTS.  24
---------------------------------------------------------------------------

    11.1      Books, Records and Financial Statements.......................  24
    ----      ----------------------------------------
    11.2      Fiscal Year...................................................  25
    ----      ------------
    11.3      Accounting; Accounting Method.................................  25
    ----      ------------------------------
    11.4      Management Reports............................................  25
    ----      -------------------
    11.5      Financial Statements and Tax Information......................  25
    ----      -----------------------------------------

ARTICLE XII - - TAX MATTERS.................................................  26
---------------------------


ARTICLE XIII - - INDEMNIFICATION............................................  26
--------------------------------

    13.1      Liability of Members..........................................  26
    ----      ---------------------
    13.2      Liability of Managers.........................................  26
    ----      ----------------------
    13.3      Exculpation...................................................  26
    ----      ------------
    13.4      Fiduciary Duty................................................  27
    ----      ---------------
    13.5      Indemnification by the LLC....................................  27
    ----      ---------------------------
    13.6      Indemnification Procedure.....................................  27
    ----      --------------------------
    13.7      Expenses......................................................  28
    ----      ---------

ARTICLE XIV - - REQUIRED ARBITRATION OF DISPUTES............................  28
------------------------------------------------


ARTICLE XV - - MISCELLANEOUS................................................  28
----------------------------

    15.1      Law Governing.................................................  28
    ----      --------------
    15.2      Complete Agreement............................................  28
    ----      -------------------
    15.3      Binding Effect................................................  29
    ----      ---------------
    15.4      No Third Party Beneficiary....................................  29
    ----      ---------------------------
    15.5      Gender and Number in Nouns and Pronouns.......................  29
    ----      ----------------------------------------
    15.6      Headings......................................................  29
    ----      ---------
    15.7      References in This Agreement..................................  29
    ----      -----------------------------
    15.8      Exhibits......................................................  29
    ----      ---------
    15.9      Severability..................................................  29
    ----      -------------
    15.10     Additional Documents and Acts.................................  30
    -----     ------------------------------
    15.11     Notices.......................................................  30
    -----     --------
    15.12     Amendments....................................................  30
    -----     -----------
    15.13     Multiple Counterparts.........................................  30
    -----     ----------------------

                             AMENDED AND RESTATED
                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
                          UNITED APPAREL VENTURES, LLC


         This Agreement, effective as of July 1, 2001 and amended as of October 1, 2002, governs the relationship between the undersigned Members of United Apparel Ventures, LLC, a California limited liability company (the "LLC"), and between the LLC and the undersigned Members, pursuant to the Beverly-Killea Limited Liability Act as amended from time to time (the "ACT"), and the Articles of Organization for the LLC. In consideration of their mutual promises, covenants, and agreements, the parties hereto do hereby promise, covenant, and agree as set forth herein.

                       ARTICLE I - - DEFINITIONS OF TERMS

         When used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "AFFILIATE" means, with respect to any Member, any Person, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation the right to exercise directly or indirectly, 50% or more of the voting rights attributable to the controlled corporation, and, with respect to any partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         1.2 "AGREEMENT" means this Operating Agreement among the Members regulating the affairs of the LLC and the conduct of its business, as originally executed and as amended from time to time, and shall refer to this Agreement as a whole, unless the context otherwise requires.

         1.3 "ARTICLES" means the Articles of Organization for the LLC which were filed with the Secretary of State of California on June 8, 2001, as File No. 20011510065, together with all amendments thereto or restatements thereof and shall mean the Articles as a whole unless the context otherwise requires.

         1.4      "ASSUMPTION   AGREEMENT"   means   that   certain   Assumption
Agreement, dated November 2001, made by the LLC in favor GMAC Commercial Finance LLC with respect to the Credit Facility.

         1.5      "AZTECA"  means  Azteca  Production  International,   Inc.,  a
California corporation.

         1.6 "AUDITOR" means such firm of independent certified public accountants as may be engaged by the LLC from time to time to audit the financial statement of the LLC. Ernst & Young LLP shall be the initial Auditor.

         1.7 "BANKRUPTCY" means the occurrence of any of the events specified below with respect to a Member: (i) an assignment for the benefit of creditors; (ii) the application for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of its property; (iii) the commencement of a voluntary case under federal bankruptcy laws, any state insolvency law or similar laws of any country; (iv) the adjudication as a bankrupt or insolvent; (v) the filing of an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or the taking of any action for the purpose of effecting any of the foregoing or its insolvency; or (vi) the petition of bankruptcy filed against it which is not dismissed within 90 days of filing.

         1.8 "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section
3.6 hereof.

         1.9 "CAPITAL CONTRIBUTION" means, with respect to any Member, the aggregate amount of money and the fair market value (as determined in good faith by a majority of the authorized number of Managers) of any property, tangible or intangible (other than money) contributed to the LLC pursuant to Article III hereof with respect to the Membership Interest of such Member.

         1.10 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, the Treasury Regulations promulgated thereunder, or any corresponding provisions of any succeeding federal statute.

         1.11 "COVERED PERSON" means any Member, any Manager, any partners, employees, representatives or agents of any Member or Manager, and any officer, employee, partner, representative or agent of the LLC.

         1.12 "CREDIT FACILITY" means the Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000, by and among Tarrant, TAG MEX, Fashion Resource (TCL), Inc., the LLC and GMAC Commercial Finance LLC, as successor by merger with GMAC Commercial Credit LLC, as agent (as a lender and as successor in interest to Finova Capital Corporation and Sanwa Bank California), and the lenders from time to time parties thereto, as amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified.

         1.13 "DISTRIBUTABLE CASH" means, at any specified time, all cash and cash equivalents on hand or in bank accounts of the LLC, less amounts set aside for current liabilities, obligations, improvements, and operating expenses of the LLC, after taking into account the existence or availability of current assets, other assets, financing commitments, and other available capital or sources of cash to meet such obligations.

         1.14 "ECONOMIC INTEREST" means the right to share in the Profits, Losses and other tax items and to receive distributions from the LLC, but excludes Voting Rights and Information Rights except as provided in Section 17106 of the Act.

         1.15 "EXPRESS" means the Express division of Limited Brands, Inc., and for purposes of this Agreement, means the division of Limited Brands, Inc. that markets and sells apparel bearing the Express, Limited, Limited Too and Structure trademarks.


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


         1.16 "INFORMATION RIGHTS" means the rights to inspect, copy or obtain information and documents concerning the affairs of the LLC as provided in Section 2.7 hereof.

         1.17     "LEVI" means Levi Strauss & Co., and any Affiliate thereof.

         1.18     "LLC" means United Apparel Ventures, LLC.

         1.19 "LLC PROPERTY" means property of the LLC, including, without limitation, all real, personal, tangible or intangible property or any interests in such property.

         1.20 "MAJOR EVENT" means any of a Change of Control, Insolvency Event, or Foreclosure Event, where:

                  (a)      A "CHANGE IN CONTROL"  means the occurrence of one or
         more of the following events (whether or not approved by the Board of Directors of Tarrant): (i) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of
         1934), other than Gerard Guez, Todd Kay, Kamel Nacif Borge, or any of such Person's respective Affiliates, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and Rule 13d-5 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of Tarrant; (ii) Tarrant consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, Tarrant, in any such event pursuant to a transaction in which immediately after the consummation thereof the shareholders of Tarrant immediately prior to the consummation of the transaction shall cease to have the power, directly or indirectly to vote or direct the voting of securities having in the aggregate at least a majority of the ordinary voting power for the election of the directors of the surviving entity in such transaction;
         (iii) the transfer by Tarrant, in one or more transactions, of more than fifty percent (50%) of the total voting power of the voting stock of TAG MEX to a Person other than an Affiliate of Tarrant; or (iv) any distribution pursuant to a plan of liquidation or dissolution of Tarrant.

                  (b)      "INSOLVENCY EVENT" means any of the following:  (i) a
         court or governmental agency having jurisdiction shall have entered a decree or order for relief in respect of Tarrant in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or shall have appointed a receiver, liquidator, trustee (or similar official) for Tarrant or for any substantial part of its or their property, or ordered the winding up or liquidation of its or their affairs or there shall have been commenced against Tarrant an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, trustee (or similar official) for Tarrant or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed or undischarged for a period of sixty (60) consecutive calendar days, or (ii) Tarrant shall have commenced a voluntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, or consented to the appointment or taking possession by a receiver, liquidator, trustee (or similar official) for Tarrant or for any substantial part of its property or makes any general assignment for the benefit of creditors.

                  (c) "FORECLOSURE EVENT" means the seizure of LLC Property by GMAC Commercial Finance LLC under the Credit Facility, or by any other financial institution that is a lender of Tarrant.

         1.21 "MANAGER" means each Person elected to manage the LLC pursuant to Article VI hereof.

         1.22 "MEMBER" means each Person who has been admitted to the LLC as a Member in accordance with the Articles and this Agreement (other than any Person who has transferred its entire Membership Interest in accordance with this Agreement).

         1.23     "MEMBER  LOAN"  has the  meaning  set forth in  Section  3.5.3 hereof.

         1.24 "MEMBERSHIP INTEREST" means the entire ownership interest of a Member in the LLC at any particular time, including, collectively, his Economic Interest, Voting Rights and Information Rights as provided in this Agreement, together with the obligation of such Member to comply with all terms and provisions of this Agreement. A Membership Interest constitutes personal property. A Member or assignee of any Economic Interest or Membership Interest has no interest in specific property of the LLC.

         1.25 "PERSON" means an individual, general partnership, limited partnership, other limited liability company, corporation, trust, estate, real estate investment trust and any other entity.

1.26 "PRIME RATE" means the rate of interest then most recently announced by Chase Manhattan Bank (or any successor thereto) as its prime or similar rate.

         1.27 "PROFITS AND LOSSES" means the profits and losses of the LLC as determined by the certified public accountants then engaged by the LLC, in accordance with the accounting method followed by the LLC for federal income tax purposes, including, without limitation, each item of LLC income, gain, loss, deduction, tax preference and credit, all as such terms or words are used in the Code.

         1.28     "TAG MEX" means TAG MEX, Inc., a California corporation.

         1.29     "TARRANT"   means   Tarrant   Apparel   Group,   a  California
corporation, and the sole shareholder of TAG MEX.

         1.30 "TOMMY HILFIGER" means Tommy Hilfiger U.S.A., Inc., a Delaware corporation, and any Affiliate thereof.

         1.31     "VOTING  RIGHTS"  means those rights of a Member  described in
Article VI of this Agreement as they may be limited by the Articles or the Act, or of an assignee of a Membership

Interest if the assignment thereof and such assignee becoming a substituted Member has been approved in accordance with Article VIII of this Agreement.

         1.32 Other terms are defined elsewhere in this Agreement as follows:

                  (a)      "ACT" - Preamble;

                  (b)      "ADDITIONAL CONTRIBUTION" - Section 3.5.2;

                  (c)      "ADDITIONAL MANAGERS" - Section 6.10;

                  (d)      "CALL NOTICE" - Section 3.5.2;

                  (e)      "CALL PERIOD" - Section 3.5.2;

                  (f)      "CONFIDENTIAL INFORMATION" - Section 9.2;

                  (g)      "CONTROL ELECTION" - Section 6.10;

                  (h)      "DISPUTE NOTICE" - Article XIV;

                  (i)      "FAILING MEMBER" - Section 3.5.3;

                  (j)      "MEMBER LOAN" - Section 3.5.3;

                  (k)      "NON-FAILING MEMBER" - Section 3.5.3;

                  (l)      "NOTICE" - Section 15.11;

                  (m)      "TAX MATTERS PARTNER" - Article XII; and

                  (n)      "TRANSFER" - Section 8.1.

                      ARTICLE II - - INTRODUCTORY MATTERS

         2.1      BUSINESS OF LLC.

         The LLC shall be authorized to engage in any lawful act or activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, the purpose of the LLC shall be limited to designing, merchandising, contracting for the manufacture of, manufacturing directly and selling apparel and apparel accessories to Tommy, Levi and Express, and such other activities as may be reasonably necessary or advisable, as determined by a majority of the authorized number of Managers, to accomplish the foregoing purposes, and the parties hereto agree to be bound by such terms.


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


         2.2      LAWS GOVERNING THE AGREEMENT.

         This Agreement is subject to, and governed by, the mandatory provisions of the Act and the Articles. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, shall be controlling.

         2.3      TERM.

         The term of the LLC began upon the due filing of the Articles and shall continue until such date as the LLC is terminated as provided herein.

         2.4      PRINCIPAL PLACE OF BUSINESS.

         The principal place of business of the LLC shall be at 3151 East Washington Boulevard, Los Angeles, California 90023, or at such other place as a majority of the authorized number of Managers shall from time to time determine.

         2.5      AGENT FOR SERVICE OF PROCESS.

         The agent for service of process for the LLC in California shall be Patrick Chow, having a business address of 3151 East Washington Boulevard, Los Angeles, California 90023, or such other person as a majority of the authorized number of Managers shall from time to time determine.

         2.6      REQUIRED MAINTENANCE OF RECORDS IN CALIFORNIA.

         The LLC shall continuously maintain an office in the State of California which may, but need not be, its principal executive office, and at which it shall keep:

                  (a) A current list in alphabetical order of the full name and last known business address of each Member, and each holder of an Economic Interest, together with their respective Capital Contribution and Percentage Interest;

                  (b) A copy of the filed Articles, together with any powers of attorney pursuant to which the Articles or any amendments thereto were executed;

                  (c) Copies of the LLC's federal, state and local income tax returns or information returns and reports, if any, for the six most recent taxable years;

                  (d) A copy of this Agreement, together with any powers of attorney pursuant to which this Agreement or any amendments thereto were executed;

                  (e) Copies of financial statements of the LLC for the six most recent taxable years; and


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


                  (f) The books and records of the LLC as they relate to its internal affairs as more particularly described in Section 11.1 herein for at least the current and past four taxable years.

         2.7      RECORDS SUBJECT TO INSPECTION.

         Records kept pursuant to Section 2.6 are subject to inspection at the reasonable request of any Member (but not any assignee thereof who does not become a substitute Member, except such an assignee that has been approved by the Members) and its duly authorized representative during normal business hours. Copies of the records referenced in Section 2.6 shall also be provided at the reasonable request and expense of any Member (but not any assignee thereof who does not become a substitute Member, except such an assignee that has been approved by the Members).

         2.8      FOREIGN QUALIFICATION.

         The Managers shall cause the LLC to be qualified or registered under assumed or fictitious name statutes or similar laws in any other jurisdiction in which such qualification or registration is necessary or required to conduct the LLC's business, except where the failure to do so would not have a material adverse effect on the LLC. Any Manager or other authorized representative shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in a jurisdiction in which the LLC may wish to conduct business, except where the failure to do so would not have a material adverse effect on the LLC.

         2.9      COMMENCEMENT OF OPERATIONS.

         The operations of the LLC commenced as of July 1, 2001 with respect to servicing business for Tommy, October 1, 2002 with respect to servicing business for Express, and March 31, 2003 with respect to servicing business for Levi.

          ARTICLE III - - MEMBERS, CAPITAL CONTRIBUTIONS, ALLOCATIONS

         3.1      INITIAL CAPITAL CONTRIBUTIONS TO THE LLC.

         Each of TAG MEX and Azteca have made a total initial Capital Contribution to the LLC of $100,000.00, as set forth in Exhibit A hereto, in exchange for a Membership Interest of 50.1% and 49.9% respectively. TAG MEX and Azteca shall each bear their own legal and other costs incurred in connection with the formation of the LLC or this Agreement.

         3.2      USE OF PROCEEDS.

         The proceeds of the Capital Contributions shall be used for working capital and otherwise for the operation of the LLC's business.


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


         3.3      INTERESTS.

         In the event of dissolution of the LLC, no Member shall have an interest in specific LLC Property. Except as set forth in this Agreement, no additional Membership Interest or other ownership interest of any kind or nature in the LLC (including any interest convertible into a Membership Interest) may be issued or transferred without the unanimous consent of the Members.

         3.4      STATUS OF CAPITAL CONTRIBUTIONS.

                  3.4.1 Except as otherwise provided in this Agreement, a Member's Capital Contributions may be returned, in whole or in part, at any time, only with the approval of all of the authorized number of Managers.

                  3.4.2    Notwithstanding   the  foregoing,   no  return  of  a
         Member's  Capital   Contribution   shall  be  made  hereunder  if  such
         distribution would violate applicable law.

                  3.4.3 No Member shall receive any interest, salary or drawing with respect to its Capital Contribution or its Capital Account or for services rendered to or on behalf of the LLC or otherwise in its capacity as a Member or otherwise, except as otherwise specifically provided in this Agreement.

                  3.4.4 Except as otherwise provided by applicable law and subject to Section 3.5 hereof, the Members shall be liable only to make those Capital Contributions as set forth in Section 3.1 hereof. After such Capital Contributions have been fully made pursuant to Sections
         3.1 and 3.5 hereof, no Member shall be required to make any additional capital contributions at any time to the LLC.

         3.5      FINANCING AND ADDITIONAL CAPITAL.

                  3.5.1 The Managers shall in good faith endeavor to secure financing for the LLC in such amounts and under such terms and conditions as the Managers deem in the best interest of the LLC.

                  3.5.2 Each Member may be required to contribute additional capital to the LLC in accordance with this Section 3.5.2 ("ADDITIONAL CONTRIBUTIONS"). In the event that a majority of the authorized number of Managers determines that additional capital is required or advisable for the operation of the LLC, the Managers may give written notice (the "CALL NOTICE") to each Member stating the aggregate amount of the Additional Contribution and each Member's share of the Additional Contribution based on its respective Membership Interest; provided that Additional Contributions in excess of $1,000,000 in the aggregate during the term of this Agreement shall require the consent of all of the authorized number of Managers. Each Member shall within fifteen
         (15) days from the date of delivery of the Call Notice (the "CALL PERIOD") contribute to the LLC, in immediately available funds to an account designated in the Call Notice, its ratable share of the Additional Contribution.

                  3.5.3 If a Member fails to contribute an amount equal to its ratable share of the Additional Contribution within the Call Period (the "FAILING MEMBER"), and if the other Member

         (the "NON-FAILING MEMBER") has made its entire required contribution, then the Non-Failing Member may, but need not, (a) withdraw from the LLC its most recent ratable contribution made pursuant to this Section 3.5, in which case the LLC shall promptly repay the amount of such withdrawn contribution to the Non-Failing Member, and/or (b) make a loan to the LLC (a "MEMBER Loan") in an amount equal to (i) some or all of the contribution which the Failing Member failed to make pursuant to this Section 3.5 and/or (ii) the contribution made by the Non-Failing Member, in which the case the contribution theretofore made by the Non-Failing Member shall be deemed instead to be part of the funds advanced in connection with making such Member Loan. If made, a Member Loan shall be due on demand, and shall bear interest at the rate of the lower of five (5) percentage points above the Prime Rate compounded annually or the highest lawful rate, with interest payable on the first day of each and every month following the making of the Member Loan.

                  3.5.4 Until such time as the Member Loan is repaid in full, distributions to which the Failing Member would otherwise be entitled shall be paid to the Non-Failing Member and shall be deducted from the balance owing on the Member Loan. Until the Member Loan has been fully repaid, the Non-Failing Member which made such Member Loan shall have a lien on the Failing Member's Membership Interest as collateral for such repayment.

                  3.5.5 Except as otherwise provided herein, no Member shall make any capital contribution to the LLC, and the LLC shall not accept any capital contribution nor shall it issue any additional Membership Interests.

         3.6      CAPITAL ACCOUNTS.

                  3.6.1 An individual Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member who acquires a Membership Interest by virtue of an assignment or transfer in accordance with the terms of this Agreement shall be a pro-rata part of the Capital Account of the assignor represented by such percentage of the Membership Interest as is assigned to such assignee, and, for purposes of this Agreement, such Member shall be deemed to have made a proportionate amount of the Capital Contributions made by the assignor of such Membership Interest (or made by any of such assignor's predecessors in interest).

                  3.6.2    The  Capital   Account  of  each   Member   shall  be
         maintained in accordance with the following provisions:

                           (a) to such Member's Capital Account, there shall be credited the amount of any cash, and the fair market value (as determined in good faith by a majority of the authorized number of Managers) of any other property contributed by such Member to the capital of the LLC, such Member's distributive share of Profits and the amount of any LLC liabilities that are expressly assumed by such Member or that are secured by any LLC Property distributed to such Member;

                           (b) to such Member's Capital Account, there shall be debited the amount of cash and the fair market value (as determined in good faith by a majority of the authorized number of Managers) of any LLC Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and the amount of any liabilities of such Member that are assumed by the LLC or that are secured by any property contributed by such Member to the LLC;

                           (c) from time to time as they deem appropriate, a majority of the authorized number of Managers may make such modification to the manner in which the Capital Accounts are computed to comply with Treasury Regulation Section 1.704-1(b) provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement; and

                           (d) the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.

         3.7      RETURN OF CAPITAL CONTRIBUTIONS.

         The Managers and Members shall not be personally liable for the return of the Capital Contributions of any Member, or any portion thereof, it being expressly understood that any such return shall be made solely from LLC Property, nor shall the Managers or Members be required to pay to the LLC or any Member any deficit in any Member's Capital Account upon dissolution or otherwise; provided, however, that any Member Loans made pursuant to Section 3.5 hereof shall be recourse obligations of the Failing Member upon dissolution of the LLC or otherwise.

         3.8      NO MANAGEMENT.

         A Member shall not be an agent of the LLC, nor can a Member bind, nor execute any instrument on behalf of, the LLC. A Member shall not participate in the management of the business or affairs of the LLC and, except as provided in this Agreement, shall not have any voting, consent or approval rights.

                 ARTICLE IV - - REPRESENTATIONS AND WARRANTIES

         4.1      REPRESENTATIONS AND WARRANTIES OF TAG MEX.

         TAG MEX hereby represents and warrants to Azteca and the LLC as follows:

                  (a) Corporate Organization and Good Standing. TAG MEX is a corporation duly organized, validly existing and in good standing under the laws of the State of California. TAG MEX has the corporate power to own its properties and to conduct its business as now conducted and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

                  (b) Authority. The execution and delivery by TAG MEX of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of TAG MEX, and no further corporate action is necessary to authorize the execution
         and  delivery  of  this   Agreement   and  the   performance
         of such transactions. This Agreement has been duly executed and delivered by TAG MEX and it constitutes a valid and binding agreement of TAG MEX enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (c) No Conflict. Neither the execution and delivery of this Agreement nor the performance by TAG MEX of its obligations hereunder will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-Laws of TAG MEX, (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of law, order, judgment or ruling of any governmental authority to which it is a party or by which its property is bound, or
         (iii) result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of its assets or the loss of any license or other contractual right with respect thereto; except for such violations, defaults or encumbrances under clauses (ii) or (iii) that would not individually or in the aggregate constitute an adverse material effect on the business, financial condition or assets of TAG MEX and its Affiliates as a whole.

                  (d) Approvals. The consummation of the transactions contemplated by this Agreement do not require the consent, approval or authorization of any governmental or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument to which TAG MEX is a party or which any of its properties is subject, and no declaration, filing or registration with any governmental or regulatory authority is required in connection with such transactions.

                  (e) Principal Place of Business. TAG MEX's principal place of business is in the State of California, and it has no present intention of moving its principal place of business to any other state or jurisdiction.

                  (f) Knowledge of LLC's Business. In deciding to acquire a Membership Interest, TAG MEX has relied on its own knowledge of the proposed business of the LLC. All documents, records and books pertaining to this investment have been made available to TAG MEX for inspection.

                  (g) Investment Risk. TAG MEX acknowledges that an investment in the LLC involves a high degree of risk due to numerous factors and that TAG MEX is capable of bearing such risk. TAG MEX acknowledges that there is no market for the Membership Interests, that such a market is unlikely to develop and that TAG MEX may not be able to liquidate the investment. TAG MEX acknowledges that the LLC is under no obligation to register the Membership Interest issued to TAG MEX or to assist TAG MEX in complying with an exemption from the registration requirements of federal or state securities laws.

                  (h) Tax Risk. TAG MEX acknowledges that the LLC is a "pass through" entity and as such, TAG MEX will be directly taxed on TAG MEX's allocable share of the LLC's profits regardless of whether distributions are made to TAG MEX.

                  (i) Investment Intention. TAG MEX has acquired the Membership Interest issued to TAG MEX solely for TAG MEX's own account for investment and not with a view to or for distribution thereof, and TAG MEX shall not transfer the Membership Interest without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom.

                  (j) Experience. TAG MEX either (i) has a pre-existing personal or business relationship with the LLC or any of its Managers or controlling persons, which relationship consists of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists; or (ii) has such business or financial experience such that TAG MEX can be reasonably assumed to have the capacity to protect TAG MEX's own interests in connection with the purchase of the Membership Interest issued to it.

         4.2      REPRESENTATIONS AND WARRANTIES OF AZTECA.

         Azteca hereby represents and warrants to TAG MEX and the LLC as follows:

                  (a) Corporate Organization and Good Standing. Azteca is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Azteca has the corporate power to own its properties and to conduct its business as now conducted and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

                  (b) Authority. The execution and delivery by Azteca of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Azteca, and no further corporate action is necessary to authorize the execution and delivery of this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by Azteca and it constitutes a valid and binding agreement of Azteca enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (c) No Conflict. Neither the execution and delivery of this Agreement nor the performance by Azteca of its obligations hereunder will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-Laws of Azteca, (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of law, order, judgment or ruling of any governmental authority to which it is a party or by which its property is bound, or
         (iii) result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of its assets or the loss of any license or other contractual right with respect thereto; except for such violations, defaults or encumbrances under clauses (ii) or (iii) that would not individually or in the aggregate constitute an adverse material effect on the business, financial condition or assets of Azteca and its Affiliates as a whole.

                  (d) Approvals. The consummation of the transactions contemplated by this Agreement do not require the consent, approval or authorization of any governmental or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument to which Azteca is a party or which any of its properties is subject, and no declaration, filing or registration with any governmental or regulatory authority is required in connection with such transactions.

                  (e) Principal Place of Business. Azteca's principal place of business is in the State of California, and it has no present intention of moving its principal place of business to any other state or jurisdiction.

                  (f) Knowledge of LLC's Business. In deciding to acquire a Membership Interest, Azteca has relied on its own knowledge of the proposed business of the LLC. All documents, records and books pertaining to this investment have been made available to Azteca for inspection.

                  (g) Investment Risk. Azteca acknowledges that an investment in the LLC involves a high degree of risk due to numerous factors and that Azteca is capable of bearing such risk. Azteca acknowledges that there is no market for the Membership Interests, that such a market is unlikely to develop and that Azteca may not be able to liquidate the investment. Azteca acknowledges that the LLC is under no obligation to register the Membership Interest issued to Azteca or to assist Azteca in complying with an exemption from the registration requirements of federal or state securities laws.

                  (h) Tax Risk. Azteca acknowledges that the LLC is a "pass through" entity and as such, Azteca will be directly taxed on Azteca's allocable share of the LLC's profits regardless of whether distributions are made to Azteca.

                  (i) Investment Intention. Azteca has acquired the Membership Interest issued to Azteca solely for Azteca's own account for investment and not with a view to or for distribution thereof, and Azteca shall not transfer the Membership Interest without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or an exemption therefrom.

                  (j) Experience. Azteca either (i) has a pre-existing personal or business relationship with the LLC or any of its Managers or controlling persons, which relationship consists of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists; or (ii) has such business or financial experience such that Azteca can be reasonable assumed to have the capacity to protect Azteca's own interests in connection with the purchase of the Membership Interest issued to it.

                  (k) Formation of LLC; No Liabilities. The LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California. Except for obligations or liabilities incurred in connection with its organization, the LLC has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. The LLC has not heretofore issued any Membership Interests or rights thereto.

                   ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

         5.1      ALLOCATIONS OF PROFITS AND LOSSES.

         The Profits and Losses shall be allocated for each fiscal year to the Members in accordance with their Membership Interests as set forth on Exhibit A.

         5.2      TIME OF ALLOCATION.

         All allocations of Profits and Losses made pursuant to Section 5.1 shall be made as of the last day of each fiscal year of the LLC; provided, however, that if during any fiscal year of the LLC or any portion thereof there is for any reason a change in any Member's Membership Interest in the LLC, the Profits and Losses for such year shall be allocated among the Members based upon the number of days during such period that such Member was the owner of such interest or in such other manner as a majority of the authorized number of Managers deem appropriate in accordance with the requirements of the Code and of Treasury Regulations issued pursuant thereto.

         5.3      DISTRIBUTIONS OF DISTRIBUTABLE CASH.

         Distributions of Distributable Cash shall be made in the following order:

                  5.3.1 First, to the extent of Distributable Cash, distributions shall be made to enable the Members to make timely quarterly payments of estimated tax and payments of the balance of federal, state and local income taxes, as the case may be, on or before the original due date of the corporate income tax returns, on the passed-through income of each fiscal year, based on the aggregate of the highest marginal corporate federal, state and local income tax rates, as the case may be, applicable to such fiscal year, provided that all such distributions shall be in accordance with their respective allocations made theretofore pursuant to Section 5.1 hereof.

                  5.3.2    Second,  after  distributions  are made  pursuant  to
         Section 5.3.1 hereof, subject to the terms of the LLC's credit facilities and other contractual restrictions, within forty-five (45) days after the end of each calendar quarter commencing with the calendar quarter ending March 31, 2003, the LLC shall distribute in cash all Distributable Cash to the Members in accordance with their respective Membership Interests.

                  5.3.3 Notwithstanding Section 5.3.2, in the event a Member Loan is outstanding at the time a distribution pursuant to Section
         5.3.2 is made, the distribution to which the Failing Member would otherwise be entitled shall be paid to the Non-Failing Member and shall be deducted from the balance owing on the Member Loan.

         5.4      LIMITATIONS ON DISTRIBUTIONS.

         Anything contained herein to the contrary notwithstanding, the LLC shall not make a distribution to any Member on account of its Membership Interest if such distribution would violate the Act or other applicable law or any restrictions in any of the LLC's loan agreements.

         5.5      AMOUNTS WITHHELD.

         All amounts of federal, state and local income taxes, personal property taxes, unincorporated business taxes or other taxes withheld from, or required to be paid with respect to, any distribution or amount distributable to a Member, because of that Member's status or otherwise, shall be treated as amounts distributed to such Member for all purposes under this Agreement.

         5.6      TAX ALLOCATIONS; SECTION 704(C) OF THE CODE.

                  5.6.1 The income, gains, losses, deductions and expenses of the LLC shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the LLC's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                  5.6.2 In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

                  5.6.3 Any elections or other decisions relating to such allocations shall be made by a majority of the authorized number of Managers in any manner that reasonably reflects the purpose and intent of this Agreement.

                  5.6.4 A majority of the authorized number of Managers may elect to adjust the basis of LLC Property for federal income tax purposes in accordance with Section 744 of the Code, in the event of a distribution of LLC Property as described in Section 734 of the Code or a transfer of a Membership Interest described in Section 743 of the Code. In the event that any Member requests to make any such election, a majority of the authorized number of Managers may require the Member so benefited thereby to pay the additional annual accounting costs incurred as a result of making such election.

    ARTICLE VI - - MANAGEMENT OF THE LLC, CONTROL OF THE BUSINESS, OFFICERS

         6.1      MANAGEMENT OF THE LLC AND ELECTION OF THE MANAGERS.

                  6.1.1 Management of the LLC by the Managers. As provided in the Articles, all powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed by or under the direction of, the Managers, unless otherwise provided in the Act, the Articles, or this Agreement. Except as provided in
         Section 6.10 below, management of the LLC shall be vested in three Managers. TAG MEX shall have the right to elect two Managers and Azteca shall have the right to elect one Manager. A Member shall not participate in the day-to-day operation of the business affairs of the LLC. A Manager need not be a Member. The Managers shall exercise their power and authority in accordance with Sections 6.2.2 and 6.2.3.

                  6.1.2 Election of the Managers by the Members. TAG MEX hereby elects Gerard Guez and Patrick Chow as Managers, and Azteca hereby elects Hubert Guez as a Manager, each to serve as Managers until the earliest of (i) the election of different Manager(s) by the electing Member, or (ii) the date upon which such Manager resigns or becomes disabled and unable to serve, whereupon the Member that has appointed such Manager shall be entitled to elect a successor. A Manager may resign at any time upon written notice to the LLC.

         6.2      POWERS OF THE MANAGERS.

                  6.2.1 Powers of the Managers. The Managers shall have all necessary powers to carry out the purposes, business, and objectives of the LLC, including, but not limited to, the right to enter into and carry out contracts of all kinds; to employ employees, agents, consultants and advisors on behalf of the LLC; to lend or borrow money and to issue evidences of indebtedness; to bring and defend actions in law or at equity; and to buy, own, manage, sell, lease, mortgage, pledge or otherwise acquire or dispose of the LLC property. The Managers may, on behalf of the LLC, enter into contracts with Affiliates; provided, however, such contracts are on the same terms and conditions that would be available from an independent responsible third party that is willing to perform the requested service. Without limiting the generality of this Section 6.2.1, the Managers and each of them shall have power and authority to act on behalf of the LLC subject to the limitations of the Act and the limitations set forth herein.

                  6.2.2 Powers Requiring Majority Consent. Except as provided in Section 6.2.3, the exercise of all power and authority by the Managers shall require the consent of a majority of the authorized number of Managers, and notwithstanding anything in this Agreement to the contrary, no individual Manager shall have the authority to cause or authorize the LLC to take or fail to take any action without the consent of a majority of the authorized number of Managers.

                  6.2.3 Powers Requiring Unanimous Consent. The following shall require the consent of all of the authorized number of Managers:

                           (a) sale, exchange or other disposition of all, or substantially all, of the LLC's assets occurring as part of a single transaction or plan; the merger of the LLC with any Person; or the issuance of additional membership interests;


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


                           (b) the guaranty of any obligations of a third party in excess of $10,000;

                           (c) the payment of compensation bonuses to officers and employees of the LLC which exceed in the aggregate 5% of the LLC's pre-tax earnings for the immediately preceding full fiscal year;

                           (d) any other transaction described in this Agreement or the Act as requiring the consent of all of the Members or all the Managers; or

                           (e)      an agreement to do any of the foregoing.

         6.3      MANAGERS AS AGENTS OF THE LLC.

         The Managers are agents of the LLC for the purpose of its business and for the purpose of the execution in the name of the LLC of any instrument for apparently carrying on in the usual way the day-to-day business of the LLC and such execution binds the LLC, unless such act is in contravention of the Articles or this Agreement or unless the Manager so acting otherwise lacks the authority to act for the LLC and the person with whom the Manager is dealing has knowledge of the fact that the Manager has no such authority.

         6.4      ACTS OF THE MANAGERS AS CONCLUSIVE EVIDENCE OF AUTHORITY.

         Every contract, deed, mortgage, lease and other instrument executed by a duly elected Manager shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof
(a) the LLC was in existence, (b) neither this Agreement nor the Articles had been amended in any manner so as to restrict the delegation of authority among Members or the Managers, and (c) the execution and delivery of such instrument was duly authorized by Members and/or the Managers as required by this Agreement.

         6.5      OFFICERS.

                  6.5.1 Election of Officers. The LLC may have officers. The officers of the LLC, if deemed necessary by a majority of the authorized number of Managers, shall be the chief executive officer, president, vice president, secretary, and chief financial officer, and such other officers as may be deemed appropriate by a majority of the authorized number of Managers. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by a majority of the authorized number of Managers.

                  6.5.2 Term, Removal and Filling of Vacancy of Officers. The officers shall be elected by a majority of the authorized number of Managers. The officers of the LLC shall hold office until their successors are chosen and qualified. Any officer may be removed at any time by a majority of the authorized number of Managers. Any vacancy occurring in any office of the LLC shall be filled as provided by a majority of the authorized number of Managers.

                  6.5.3 Salaries of Officers. The salaries of all officers and agents of the LLC shall be fixed by a majority of the authorized number of Managers.

                  6.5.4 Duties and Powers of Chief Executive Officer and President. Either the president or the chief executive officer of the LLC shall preside at all meetings of the Members, shall have general and active management of the business of the LLC and shall see that all orders and resolutions of the Members and the Managers are carried into effect. The president shall have an affirmative duty to adequately protect the LLC from any and all liability, including, but not limited to, acquiring appropriate insurance coverage. Gerard Guez is hereby elected to serve as president and chief executive officer of the LLC until removed or replaced in accordance with this Agreement.

                  6.5.5 Duties and Powers of Vice-President. The vice-president, or if there shall be more than one, the vice presidents, in the order determined by a majority of the authorized number of Managers, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as may be prescribed by a majority of the authorized number of Managers.

                  6.5.6 Duties and Powers of Secretary. The secretary shall attend all meetings of the Managers and all meetings of the Members, and shall record all the proceedings of such meetings in a book to be kept for that purpose. The secretary shall give, or cause to be given, if required, notice of the meetings of the Managers and the meetings of the Members, and shall perform such other duties as may be prescribed by a majority of the authorized number of Managers or the president, under whose supervision the secretary shall be. The secretary shall have custody of the seal and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. A majority of the authorized number of Managers may give general authority to any other officer to affix the seal of the LLC and to attest the affixing by his signature. Mark Arigan is hereby elected to serve as secretary of the LLC until removed or replaced in accordance with this Agreement.

                  6.5.7 Duties and Powers of Chief Financial Officer. The chief financial officer shall have the custody of the funds and securities of the LLC, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC, and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by a majority of the authorized number of Managers. Patrick Chow is hereby elected to serve as chief financial officer of the LLC until removed or replaced in accordance with this Agreement.

                  The chief financial officer shall disburse the funds of the LLC as may be ordered by a majority of the authorized number of Managers, taking proper vouchers for such disbursements, and shall render to the president and any Manager, when requested, an account of all his transactions as chief financial officer and of the financial condition of the LLC.

                  6.5.8 Compensation for Executive Officers of Members. No executive officer of a Member or any Affiliate of a Member (other than the LLC) performing services for or on behalf of the LLC, as a Manager, officer, employee, or otherwise, shall receive any salary or


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


         other compensation from the LLC, except with the consent of all of the authorized number of Managers.

         6.6      LIMITATIONS ON LIABILITY OF THE MANAGERS AND OFFICERS.

         The Managers and officers shall not be liable to the LLC or Members for any loss or damage resulting from any mistake of fact or judgment or any act or failure to act unless the mistake, act or failure to act results directly from fraud, willful misconduct or gross negligence. The Managers and officers shall be indemnified pursuant to Article XIII hereof.

         6.7      OTHER ACTIVITIES OF THE MEMBERS AND MANAGERS PERMITTED.

         The Members and the Managers and their respective Affiliates may engage or invest, independently or with others, in any business activity of any type or description, including without limitation those that might be the same as or similar  to  the  LLC's  business  and  that  might  be in  direct  or  indirect competition  with  the  LLC.  Neither  the  Members  nor the  Managers  shall be obligated to present any investment opportunity or prospective economic advantage to the LLC, even if the opportunity is of a character that, if presented to the LLC, could be taken by the LLC. The Members and the Managers shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the LLC. Neither the LLC nor any other Member or Manager, as the case may be, shall have any right in or to such other venture or activities or opportunities or to the income or proceeds derived therefrom. Each Member and Manager acknowledges that the other Members and Mangers and their respective Affiliates own and/or manage other businesses, including businesses that may compete with the LLC and for the Members' and/or the Managers' time. Each Member and each Manager hereby waives any and all rights and claims which he may otherwise have against the other Members and/or Managers, as the case may be, and their respective Affiliates as a result of any of such activities. Notwithstanding anything in this Section 6.7 to the contrary, in no event shall any Member or any Affiliate thereof (other than the LLC) compete with the LLC in any manner proscribed by Section 9.1.

         6.8      TRANSACTIONS BETWEEN THE LLC AND THE MANAGERS AND MEMBERS.

         No contract or other transaction between the LLC and one or more of its Managers or Members (or any affiliate of a Manager or Member), or between the LLC and any entity in which one or more of its Managers or Members (or any affiliate of a Manager or Member) has a material financial interest (for this purpose, compensation as a Manager, officer, employee or agent of the LLC or acting as a director, general partner or Manager of an entity is treated as a material financial interest), is either void or voidable because such Manager, Member or affiliate or such entity is a party or because the interested Manager is present and votes at the meeting of the Managers which authorizes, approves or ratifies the contract or transaction, if:

                  (a) Such contract or transaction is authorized, approved or ratified in good faith by all of the Managers other than the interested Manager, and the material facts as to the transaction and as to the interest of such Manager, Member or affiliate are fully disclosed or known to the Managers who so approved, authorized or ratified the contract or transaction; or

                  (b) Such contract or transaction is authorized, approved or ratified in good faith by a majority of the authorized number of Managers (it being agreed that the vote of the interested Manager shall be counted) and the material facts as to the transaction and as to the interest of such Manager, Member or affiliate are fully disclosed or known to the Managers who approve, authorize or ratify the contract or transaction, and the contract or transaction is just and reasonable as to the LLC at the time it is authorized, approved or ratified.

         For purposes of this Section, an "interested Manager" is a Manager who has, or whose affiliate has, a material financial interest in the contract or transaction being approved.

         6.9      DEVOTION OF TIME.

         The Managers are not obligated to devote all of their time or business efforts to the affairs of the LLC. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the LLC.

         6.10     INCREASE IN NUMBER OF AUTHORIZED MANAGERS; ELECTION.

         Within ninety (90) days following the occurrence of Major Event, at the written election of Azteca (the "CONTROL ELECTION"), the authorized number of Managers shall be increased from three to five Managers (the additional two Managers are referred to herein as the "ADDITIONAL MANAGERS"), and following the Control Election and continuing for the remaining term of this Agreement, the management of the LLC shall be vested in five Managers. TAG MEX shall retain the right to elect two Managers, and Azteca shall have the right to elect three Managers. Upon the Control Election, the then-existing Managers shall remain as Managers, and Azteca shall appoint two Persons to serve as the Additional Managers.

                            ARTICLE VII - - MEETINGS

         7.1      MEETINGS OF THE MEMBERS.

                  7.1.1 The Members are not required to hold meetings. Decisions may be reached through one or more informal consultations followed by agreement among the Members, provided that both Members are consulted (although both Members need not be present during a particular consultation), or by a written consent signed by the Members. In the event that the Members desire to hold a meeting, formal notice of the meeting shall not be required.

                  7.1.2 Members may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Members participating in the meeting can hear one another.

                  7.1.3 The Members shall keep or cause to be kept with the books and records of the LLC full and accurate minutes of all meetings, notices of meetings, when given, and all written consent in lieu of meetings.


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


         7.2      MEETINGS OF THE MANAGERS.

                  7.2.1 The Managers are not required to hold meetings. Decisions may be reached through one or more informal consultations followed by agreement among the Managers, provided that all Managers are consulted (although all Managers need not be present during a particular consultation), or by a written consent signed by the minimum number of Managers needed to approve the decision. In the event that the Managers desire to hold a meeting, formal notice of the meeting shall not be required. Managers may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Managers participating in the meeting can hear one another.

                  7.2.2 The Managers shall keep or cause to be kept with the books and records of the LLC full and accurate minutes of all meetings, notices of meetings, when given, and all written consent in lieu of meetings.

       ARTICLE VIII - - TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTERESTS,
                         ECONOMIC INTERESTS AND RIGHTS

         8.1 TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTERESTS OR ECONOMIC INTERESTS.

         No Member shall be entitled to assign, convey, sell, encumber or in any way alienate ("TRANSFER") all or any part of its Membership Interest or Economic Interest in the LLC or withdraw as a Member except with the prior written consent of the other Member, which consent may be given or withheld, conditioned or delayed, in its sole discretion. Transfers in violation of this Section 8.1 shall not be effective.

         8.2      FURTHER RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTERESTS.

         In addition to other restrictions found in this Agreement, no Member shall assign, convey, sell, encumber or in any way alienate all or any part of its Membership Interest, (a) without registration under applicable federal and state securities laws, unless its delivers an opinion of counsel satisfactory to the LLC (or otherwise reasonably satisfies the LLC) that registration under such laws is not required, or (b) if the Membership Interest to be sold or exchanged when added to the total of all other Membership Interests sold or exchanged during the preceding 12 consecutive months, would result in the termination of the LLC under Section 708 of the Code or any similar provision of the Code, except to the extent that this limitation is waived by the other Member. Any permitted transferee of a Membership Interest in the LLC shall take such Membership Interest subject to the restrictions on transfer imposed by this Agreement.

         8.3      SUBSTITUTION OF MEMBERS AFTER TRANSFER OF MEMBERSHIP INTEREST.

         A transferee of a Membership Interest shall have the right to become a substitute Member only if (a) the written consent of the Members has been obtained (which consent may be given or withheld, conditioned or delayed, in their sole discretion) for such substitution and the securities and tax requirements hereof are met, (b) the transferee executes an instrument satisfactory to all Members accepting and adopting the terms and provisions of this Agreement, and (c) the


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


transferee pays all expenses in connection with his admission as a new Member. A transferee who becomes a substituted Member has, to the extent assigned, the rights and powers of a Member under the Articles, this Agreement and the Act. A transferee who becomes a substituted member is also liable for Capital Contribution obligations and to return any unlawful distributions made to the transferor.

         8.4      EFFECTIVE DATE OF PERMITTED TRANSFERS.

         Any permitted transfer of all or any portion of a Membership Interest in the LLC will, except as otherwise determined by all of the Members, take effect on the first day of the month following receipt by the Members of written notice of transfer.

         8.5      EFFECT OF TRANSFERS OF ECONOMIC INTEREST.

         Upon any transfer of an Economic Interest in the LLC to a transferee who does not become a substitute Member, the transferee shall have no right to participate in the management of the business and affairs of the LLC or to become a Member, but such transferee shall only be entitled to receive the share of Profits, Losses and distributions to which the transferor of such Economic Interest in the LLC would otherwise be entitled. Unless and until the transferee of an Economic Interest in the LLC becomes a Member, the transferor shall continue to be a Member and to have the power to exercise any rights and powers of a Member, including the right to vote, with respect to the transferred Economic Interest. Such transfer of an Economic Interest in the LLC is subject to the consent required in Section 8.1 above.

         8.6      CONSEQUENCES OF PLEDGE OR GRANT OF SECURITY INTEREST.

         The pledge or granting of a security interest, lien or other encumbrance in or against any or all of a Membership Interest or an Economic Interest is subject to the consent required in Section 8.1 above and shall not cause the Member to cease to be a Member or to grant anyone else the power to exercise any rights or powers of a Member.

                      ARTICLE IX - - ADDITIONAL AGREEMENTS

         9.1      NONCOMPETITION.

         Each Member agrees with the LLC and the other Member that, so long as such Person is a Member of the LLC and the LLC has not ceased operations, the Member shall not, directly or indirectly through any Affiliate or otherwise, solicit or accept any business from Tommy, Express or Levi, or any other customer of the LLC agreed to in writing by all of the Members (which agreement shall be evidenced by an amendment to this Agreement to identify such additional customer in Section 2.1 hereof), anywhere in the World. Each Member acknowledges that a breach of this Section 9.1 will result in irreparable harm to the LLC and the other Member for which money damages would not adequately compensate the incurred parties. If a Member breaches the provisions of this Section 9.1, in addition to all other remedies to which the LLC and other Member may be entitled, and notwithstanding ARTICLE XIV, the LLC and the aggrieved Member shall be entitled to an injunction to enforce the provisions of this ARTICLE IX, to be issued by any court of competent jurisdiction, to enjoin and restrain the Member and any Affiliate of the Member from continuance of such breach. The Members expressly waive any claim or defense that an adequate remedy at law might exists for any such breach.

         9.2      MANAGEMENT FEE.

         Notwithstanding Section 3.4.3 to the contrary, within thirty days (30) days following the end of each calendar month during the term of this Agreement, the LLC shall pay to each Member a management fee equal to two and one-half percent (2.5%) of net sales recognized by the LLC during such calendar month, which management fee shall compensate each Member for costs of indirect labor, and expenses of indirect labor, incurred in providing services to the LLC.

         9.3      REPLACEMENT OF CREDIT FACILITY.

         Tarrant agrees with the LLC and the other Member to use its commercially reasonable efforts to obtain from GMAC Commercial Finance LLC a release of the LLC from its obligations under, and a termination of, the Assumption Agreement. If Tarrant is unable to obtain such release on or before March 31, 2004, then the other Member shall have the right to present to Tarrant, and Tarrant shall be obligated to accept, a financing agreement with a third party lender or syndicate of lenders that (i) does not require the LLC to guaranty Tarrant's obligations under such financing agreement, and (ii) contains commercial terms more favorable to Tarrant (as determined by Tarrant in its reasonable discretion) than the commercial terms then existing under the Credit Facility.

         9.4      SOURCING PRODUCTION ALLOCATION.

         Each of the Members and the LLC agree that the LLC shall use its commercial reasonable efforts to allocate over a twelve month period, orders for the manufacture of apparel products between each of the Members and their respective Affiliates in such a manner as to provide, as near as practicable, for the equal manufacture of apparel products (or equal partial manufacture, in the case of facilities dedicated to a certain step in the manufacture process, such as sewing, washing, packing, etc.) between the Mexican manufacturing facilities of Tarrant, on the one hand, and the Mexican manufacturing facilities of Azteca, on the other hand.

                    ARTICLE X - - DISSOLUTION AND WINDING UP

         10.1     CONDITIONS OF DISSOLUTION.

         The LLC shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  (a) a unanimous determination by the Members that the LLC shall be dissolved and wound up;

                  (b)      as provided in Section 15.12;

                  (c) the sale of all or substantially all of the assets of the LLC;


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


                  (d) the entry of a decree of judicial dissolution by a court of competent jurisdiction providing for the dissolution of the LLC; or

                  (e) the occurrence of any other event which causes the dissolution of the LLC by operation of law.

         10.2     ORDER OF PAYMENT OF LIABILITIES UPON DISSOLUTION.

         Upon dissolution, the LLC's liabilities shall be settled in the following order, as required by the Act:

                  (a) to creditors other than Members, in the order of priority as provided by law;

                  (b)      to creditors who are Members; and

                  (c)      to  Members  in  accordance  with  their   respective
         positive adjusted Capital Account balances.

         10.3     LIMITATIONS ON PAYMENTS MADE ON DISSOLUTION.

         Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look solely at the assets of the LLC for the return of his positive adjusted Capital Account balance.

         10.4     LIQUIDATION.

         Upon the dissolution of the LLC, the assets of the LLC shall be liquidated as promptly as shall be practicable. A Member shall be permitted to purchase any or all of the assets of the LLC based on the fair market value thereof (as determined in good faith by a majority of the authorized number of Managers).

         10.5     TERMINATION OF COVENANTS.

         Upon dissolution and winding up of the LLC, this Agreement, including, without limitation, all covenants of the parties hereto contained herein, shall terminate.

                 ARTICLE XI - - BOOKS AND RECORDS, FISCAL YEAR,
                          ACCOUNTING; BANKING; REPORTS

         11.1     BOOKS, RECORDS AND FINANCIAL STATEMENTS.

         At all times during the continuance of the LLC, the LLC shall maintain, at its principal place of business, separate books of account for the LLC that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the LLC's business. Such books of account shall be open to inspection and examination during regular business hours by each Member and its duly authorized representative for any purpose. Any such inspection and examination shall be


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


conducted in a manner that does not unreasonably interfere with the other business activities being conducted at the offices of the LLC.

         11.2     FISCAL YEAR.

         The fiscal year of the LLC shall commence January 1 and terminate on December 31 of the same calendar year.

         11.3     ACCOUNTING; ACCOUNTING METHOD.

         For tax reporting purposes of determining Profits and Losses, the books and records of the LLC shall be kept on the accrual method of accounting in accordance with generally accepted accounting principles consistently applied. The books of account and records of the LLC shall be prepared by the LLC and audited by the Auditor. All LLC accounting policy issues shall be subject to final approval by TAG MEX.

         11.4     MANAGEMENT REPORTS.

         As soon as practicable, after the end of each fiscal quarter (except for the fourth quarter), but not later than thirty (30) days after the end of each such fiscal quarter, the LLC shall cause to be prepared and shall provide to the Managers and each of the Members quarterly statements, including statements of Profits and Losses, Distributable Cash and balance sheets. Additionally, the LLC shall provide the aforementioned reports to the Managers and each of the Members within forty-five (45) days after the end of the fourth quarter.

         11.5     FINANCIAL STATEMENTS AND TAX INFORMATION.

         As soon as practicable after the end of each fiscal year, but not later than sixty (60) days after such end:

                  (a) The financial statements of the LLC shall be prepared by the LLC and audited by the Auditor, and such financial statements shall be accompanied by a report of the Auditor, containing its opinion that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The costs of preparation of such statements shall be an expense of the LLC. A copy of the financial statements and the report of the Auditor shall be furnished to each Member within ten (10) business days after their receipt by the Managers.

                  (b) The information necessary for the preparation by each Member of its federal, state and other income tax returns shall be prepared by the accountants for the LLC and delivered to each Member.

                          ARTICLE XII - - TAX MATTERS

         TAG MEX is hereby designated as the "Tax Matters Partner" (as such term is defined in the Code and the Treasury Regulations promulgated thereunder) for purposes of federal and state income tax matters. In the event of TAG MEX's failure to act as Tax Matters Partner, Azteca, without further action, shall become the Tax Matters Partner. The Tax Matters Partner shall cause the preparation and timely filing of all tax returns required to be filed by the LLC pursuant to the Code and all other tax returns deemed by it to be necessary and required in each jurisdiction in which the LLC does business.

                        ARTICLE XIII - - INDEMNIFICATION

         13.1     LIABILITY OF MEMBERS.

                  13.1.1 Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation, or liability of the LLC solely by reason of being a Covered Person.

                  13.1.2 Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in excess of
         (a) the amount of its required Capital Contribution, (b) its share of any assets and undistributed Profits of the LLC, (c) its obligation to make other payments expressly provided for in this Agreement, if any, and (d) the amount of any distributions wrongfully made to it.

         13.2     LIABILITY OF MANAGERS.

         The Managers shall not be liable, in damages or otherwise, to the LLC or any Member for any act or failure to act by the Managers which act was within the scope of the authority conferred on the Managers by this Agreement, unless such act or omission constituted fraud, willful misconduct or gross negligence. The Managers shall be indemnified by the LLC against liability for any claim, demand, tax penalty, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal fees and expenses) resulting from any threatened, pending or completed action, suit or proceeding naming as a defendant any Manager by reason of acts of omissions by him within the scope of his authority as set forth in this Agreement, provided his actions did not constitute fraud, willful misconduct or gross negligence.

         13.3     EXCULPATION.

                  13.3.1 No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the LLC and in a manner reasonably within the scope of authority conferred on such Covered Person by this Agreement or otherwise, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person' fraud, willful misconduct or gross negligence.

                  13.3.2 A Covered Person shall be fully protected in relying in good faith upon the records maintained by the LLC and upon such information, opinions, reports or statements presented to the LLC by any Person as to matters reasonably within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or distributions or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         13.4     FIDUCIARY DUTY.

                  13.4.1 To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the LLC or to any other covered Person for its good faith reliance on the provisions of this Agreement.

                  13.4.2 Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between Covered Persons, the Covered Person shall resolve such conflict of interest in good faith, considering in each case (a) the relative interests of each party (including its own interests) in such conflict, agreement, transaction or situation, (b) the benefits and burdens relating to such interests,
         (c) any customary or accepted industry practices, (d) any applicable generally accepted accounting practices or principles, and (e) in the case of any transaction, the terms of similar transactions among unrelated third parties. In the absence of bad faith by the Covered Person, the resolution, action or terms so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

         13.5     INDEMNIFICATION BY THE LLC.

         To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including reasonable legal fees) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably within the scope of authority conferred on such Covered Person by this Agreement and otherwise, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person (a) by reason of fraud or willful misconduct with respect to such acts or omissions or (b) in breach of the Agreement; provided, however, that any indemnity under this Section 13.5 hereof shall be provided out of and to the extent of LLC assets only, and no Covered Person shall have any personal liability on account thereof.

         13.6     INDEMNIFICATION PROCEDURE.

         Any person asserting a right to indemnification under Section 13.5 hereof shall so notify the Managers, in writing pursuant to the notice requirements of Section 15.11 hereof. With respect to those claims governed by
Section 13.5 hereof, the Managers shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified person. The parties hereto shall cooperate in the prosecution or defense against any claims and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

         13.7     EXPENSES.

         To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 13.5 hereof.

                ARTICLE XIV - - REQUIRED ARBITRATION OF DISPUTES

         Except for a petition to consolidate arbitration proceedings allowed by California Code of Civil Procedure Section 1281.3, no party to this Agreement shall initiate any legal action in the courts with respect to any disputes that relate to this Agreement, including, but not limited to the acts or omissions of any Member or the LLC relating to the performance of this Agreement, the rights, duties, and liabilities under this Agreement of any Member with respect to any other Member or the LLC, or any claims or controversies that relate in any way to this Agreement, unless and until the party (or the LLC) provides written notification of the dispute (a "Dispute Notice") to all Members and the LLC, and submits the dispute to the arbitrators to render a decision in accordance with this Article. Any such action to enforce or interpret this Agreement or to resolve disputes between the Members or by or against any Member shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The Dispute Notice shall include the nature of the matter to be resolved by arbitration. Arbitration shall be conducted in Los Angeles County, California. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all costs of arbitration. The prevailing party shall be entitled to reimbursement of reasonable attorneys' fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof.

                          ARTICLE XV - - MISCELLANEOUS

         15.1     LAW GOVERNING.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely therein.

         15.2     COMPLETE AGREEMENT.

         This Agreement and the Articles constitute the complete and exclusive statement of agreement among Members relating to the LLC. This Agreement and the Articles supersede all prior written and oral statements and agreements by and among Members and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

         15.3     BINDING EFFECT.

         Subject to the provisions of this Agreement and the Act relating to transferability, this Agreement shall be binding and inure to the benefit of Members, and their respective executors, administrators, heirs, successors and permitted assigns.

         15.4     NO THIRD PARTY BENEFICIARY.

         This Agreement is made solely and specifically among and for the benefit for the LLC and the parties hereto, and their respective successors and permitted assigns subject to the express provisions hereof relating to successors and permitted assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. This Agreement is not intended for the benefit of a creditor who is not a Member and does not grant any rights to or confer any benefits on any Person who is not a Member, Manager, officer, or agent of the LLC.

         15.5     GENDER AND NUMBER IN NOUNS AND PRONOUNS.

         Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Any reference to the Code, the Act, or statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         15.6     HEADINGS.

         All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         15.7     REFERENCES IN THIS AGREEMENT.

         Numbered  or  lettered   articles,   sections  and  subsections  herein
contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         15.8     EXHIBITS.

         All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

         15.9     SEVERABILITY.

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15.10    ADDITIONAL DOCUMENTS AND ACTS.

         Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         15.11    NOTICES.

         In order to be effective all notices, consents, approvals, disapprovals and other communications ("Notices") required or permitted by this Agreement must be in writing and either (a) sent by telegram or telecopy (or similar facsimile), or (b) placed in the United States mail, certified with return receipt requested, properly addressed and with the full postage prepaid, or (c) personally delivered, and in all cases other than telegram or telecopy (or similar facsimile), signed. Notice shall be deemed received and effective on the earliest of (x) the date actually received, or (y) two business days after being mailed as aforesaid, or (z) 24 hours after being sent by telegram or telecopy (or similar facsimile). Each Member's address, telephone number and facsimile number for the purpose of receiving Notice is set forth on Exhibit A hereto. Any Member may change its address, telephone number or facsimile number for Notice purposes by giving Notice in the manner described in this Section 15.11, provided that such change of address shall not be effective until 10 days after notice of the change.

         15.12    AMENDMENTS.

         All amendments to this Agreement shall be in writing and shall require the affirmative vote of all the Members. Anything to the contrary notwithstanding, in the event that either Member notifies the other Member that terms of this Agreement violate the terms of any credit facility or other borrowing arrangement to which such Member or any Affiliate of such Member is a party, or that terms of this Agreement preclude the consolidation under generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission of the LLC's financial statements with those of Tarrant Apparel Group, a California corporation, the Members shall negotiate in good faith to amend the provisions of, or add provisions to, this Agreement to eliminate such violation or to permit such consolidation, as the case may be; provided that if the parties are unable to reach an agreement on such amendment within thirty days of the notice, such Member shall have the right to cause the LLC to be immediately dissolved and wound up.

         15.13    MULTIPLE COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of October 1, 2002.

                              AZTECA PRODUCTION INTERNATIONAL, INC., a
                              California corporation

                              By:        /s/ Hubert Guez
                                       -------------------------------------
                                       Hubert Guez, CEO and President

                              TAG MEX, INC., a California corporation

                              By:      /s/ Gerard Guez
                                       -------------------------------------
                                       Gerard Guez, President

                                    EXHIBIT A

                          UNITED APPAREL VENTURES, LLC
                  CAPITAL CONTRIBUTION AND PERCENTAGE INTERESTS
                                   OF MEMBERS

==============   =============================   ================   ===================
MEMBER'S NAME        MEMBER'S ADDRESS            MEMBER'S CAPITAL   MEMBER'S PERCENTAGE
                                                   CONTRIBUTION           INTEREST
==============   =============================   ================   ===================
TAG MEX          3151 E. Washington Blvd.            $ 50,100.00            50.1%
                 Los Angeles, CA 90023
                 Facsimile:  (323) 881-0332
                 Attn: Chief Financial Officer
--------------   -----------------------------   ----------------   -------------------
AZTECA           5804 E. Slauson Ave.                $ 49,900.00            49.9%
                 Commerce, CA 90040
                 Facsimile:  (   )    -
                 Attn: Chief Executive Officer
--------------   -----------------------------   ----------------   -------------------
TOTAL                                                $100,000.00           100.0%
                                                 ----------------   -------------------